Exhibit 99.1

TREMOR VIDEO REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

Tremor Video exceeds guidance on revenue, Total Spend and Adjusted EBITDA

Second quarter revenue increased 32% from prior year

NEW YORK, NY (August 3, 2017) — Tremor Video, Inc. (NYSE:TRMR), a provider of software for video ad effectiveness, today announced financial results for the quarter ended June 30, 2017 that exceeded expectations across all metrics, including revenue, Total Spend, and Adjusted EBITDA.

Second Quarter 2017 Highlights:

•                  Revenue of $48.9 million, up 32% year-over-year

•                  Total Spend(1) of $78.6 million, up 44% year-over-year

•                  Record gross profit of $24.4 million, up 42% year-over-year

•                  Adjusted EBITDA(2) of $3.0 million compared to ($1.2) million in Q2 2016

(1)         We define Total Spend as the aggregate gross spend transacted through our platforms.  Total Spend is a non-GAAP financial measure.  Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.

(2)         Adjusted EBITDA is a non-GAAP financial measure.  Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.

“These exceptional results underscore the strength of our technology and stellar leadership team,” commented Chief Executive Officer Mark Zagorski. “For the second consecutive quarter, we exceeded guidance across revenue, Total Spend and Adjusted EBITDA.  I look forward to continuing to execute on our strategy in the second half of the year.”

Second Quarter and Year-to-Date Results Summary

The table below presents revenue, Total Spend, gross profit, net loss, Adjusted EBITDA and net loss per share for the three month and six month periods ended June 30, 2017 and June 30, 2016.

(in millions, except per share amounts), (unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2017	June 30, 2016	% Change	June 30, 2017	June 30, 2016	% Change

Revenue	$48.9	$37.1	32%	$90.3	$71.7	26%
Total Spend	$78.6	$54.7	44%	$139.4	$105.9	32%
Gross profit	$24.4	$17.2	42%	$43.8	$33.4	31%
Net loss	$(2.3)	$(5.9)	61%	$(9.2)	$(16.9)	46%
Adjusted EBITDA	$3.0	$(1.2)	NM	$0.6	$(5.5)	NM
Net loss per share	$(0.05)	$(0.11)	55%	$(0.18)	$(0.32)	44%

Second Quarter and Year-to-Date Breakdown of Total Spend(1)

(in thousands), (unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2017	June 30, 2016	% Change	June 30, 2017	June 30, 2016	% Change

Programmatic	$44,005	$27,040	63%	$73,107	$53,177	37%
Non-programmatic higher function	28,723	22,833	26%	56,134	42,811	31%
Non-programmatic media network	5,825	4,796	21%	10,204	9,910	3%
Total Spend	$78,553	$54,669	44%	$139,445	$105,898	32%

(1)         Please see the discussion in the section called “Non-GAAP Financial Measures.”

Guidance

Based on information available as of August 3, 2017, the Company expects the following:

Third Quarter and Full Year 2017 Outlook

	Q3 2017	Full Year 2017

Revenue	$46.0 – $50.0 million	$182.0 – $192.0 million
Total Spend	$81.0 – $85.0 million	$320.0 – $330.0 million
Adjusted EBITDA	$1.0 – $4.0 million	$3.0 – $7.0 million

Q2 2017 Financial Results Webcast: Tremor Video will host a conference call today at 8:00 a.m. ET to discuss its second quarter financial results. A live webcast of the event will be available on the Tremor Video Investor Relations website at http://investor.tremorvideo.com. A live domestic dial-in is available at (877) 407-9039 or internationally at (201) 689-8470. Until August 10, 2017, a domestic replay will be available at (844) 512-2921 or internationally at (412) 317-6671, using passcode 13666601, and via webcast on the Tremor Video Investor Relations website.

###

About Tremor Video: Tremor Video (NYSE: TRMR) provides software for video advertising effectiveness. Our buyer and seller platforms enable seamless transactions in a premium video marketplace by offering control and transparency to clients.  We employ patented all-screen technology to make every advertising moment more relevant for consumers, and deliver maximum results for buyers and sellers.

“Safe Harbor” Statement: This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements related to Tremor Video’s future financial results, growth potential, or future profitability, including 2017 third quarter and full year financial guidance and statements with respect to future revenue mix or the development or adoption of the company’s solutions. Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the company’s continuing development of its business model; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the online video advertising market; the company’s ability to attract new advertisers and increase spend from existing advertisers; the company’s ability to attract advertising spend from TV media buyers; risks of entering new markets in which we have limited or no experience and difficulty adapting our solutions for new markets; adoption of brand-centric metrics, advanced ad formats and performance-based pricing models by advertisers; the company’s ability to effectively deliver video ad campaigns with demo guarantees; the rate of decline of the company’s non-programmatic media network; adoption of the company’s programmatic solutions by advertisers and publishers; the company’s inability to realize or loss of synergies between its buyer and seller platforms; adoption of the company’s All-Screen product and other higher-function buying products by advertisers; the company’s ability to acquire an adequate supply of premium video advertising inventory from publishers on terms that are favorable to it; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel; defects, errors or interruptions in the company’s solutions; the company’s ability to collect and use data to deliver video ads; the impact of tools that block the display of video ads; the effect of regulatory developments and industry standards regarding internet privacy and other matters; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement, securities litigation and other claims; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in Tremor Video’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the U.S. Securities and Exchange Commission on March 10, 2017, its Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed with the U.S. Securities and Exchange Commission on May 10, 2017, and future filings and reports by the company, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events. Investors are cautioned not to place undue reliance on any forward-looking statements. Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, Tremor Video disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measures: To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Tremor Video reports Total Spend and Adjusted EBITDA, which are non-GAAP financial measures. We define Total Spend as the aggregate gross spend transacted through our platforms. Total Spend does not represent revenue earned by us. Within Total Spend, we closely monitor the percentage contributions among the following operational metrics: programmatic; non-programmatic higher function; and non-programmatic media. Programmatic includes all spend attributable to the Tremor Video SSP, Tremor Video DSP and agency trading desks. We define non-programmatic higher-function as non-programmatic spend running through our buyer platform that utilizes our higher-function products, including our All-Screen optimization solution, our advanced data targeting solutions, and our proprietary outcome-based pricing models. We define non-programmatic media as non-programmatic spend running through our buyer platform that is purchased without any of our higher-function products. We track these operational metrics in order to better understand how our clients are transacting on our platforms, which informs decisions as to the allocation of resources and capital. We define Adjusted EBITDA as net loss plus (minus): interest expense and other income (expense), net, provision for income taxes, depreciation and amortization expense, non-cash stock-based compensation expense, non-cash stock-based long-term incentive compensation, executive severance and retention costs, acquisition related costs, litigation costs associated with class action securities litigation, mark-to-market expense, impairment charges, other professional fees, and other adjustments. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release. With respect to our expectations under “Guidance” above, reconciliation of Total Spend and Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the costs and charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of these costs and charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Investor Relations Contact:

Andrew Posen

212-792-2315

Vice President, Head of Investor Relations

IR@TremorVideo.com

Media Contact:

Lekha Rao

646-699-7706

Vice President, Media Relations & Corporate Communications

lrao@tremorvideo.com

Exhibit A

Tremor Video, Inc.

Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$36,153	$43,160
Accounts receivable, net	74,190	79,027
Prepaid expenses and other current assets	2,284	2,405
Total current assets	112,627	124,592
Long-term assets:
Restricted cash	—	770
Property and equipment, net	8,080	9,656
Intangible assets, net	4,868	6,922
Goodwill	10,881	10,758
Other assets	1,487	1,527
Total long-term assets	25,316	29,633
Total assets	$137,943	$154,225

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$56,474	$64,691
Deferred rent, short-term	745	704
Contingent consideration on acquisition, short-term	4,635	2,483
Deferred revenue	95	5
Capital leases, short-term	362	362
Other current liabilities	100	179
Total current liabilities	62,411	68,424
Long-term liabilities:
Deferred rent, long-term	5,716	6,072
Deferred tax liabilities	487	447
Capital leases, long-term	573	760
Total liabilities	69,187	75,703
Stockholders’ equity:
Common stock	5	5
Treasury stock	(8,443)	(6,037)
Additional paid-in capital	285,253	283,486
Accumulated other comprehensive loss	(204)	(331)
Accumulated deficit	(207,855)	(198,601)
Total stockholders’ equity	68,756	78,522
Total liabilities and stockholders’ equity	$137,943	$154,225

Tremor Video, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenue	$48,867	$37,107	$90,267	$71,672
Cost of revenue	24,441	19,907	46,464	38,254
Gross profit	24,426	17,200	43,803	33,418

Operating Expenses:
Technology and development(1)	5,190	5,045	10,851	10,888
Sales and marketing(1)	13,908	11,342	26,961	24,006
General and administrative(1)	5,005	4,074	10,088	8,996
Depreciation and amortization	2,357	2,325	4,706	4,564
Mark-to-market(2)	93	45	148	1,089
Total operating expenses	26,553	22,831	52,754	49,543

Loss from operations	(2,127)	(5,631)	(8,951)	(16,125)

Interest and other (expense) income, net:
Interest expense	(138)	(13)	(190)	(15)
Other (expense) income, net	60	(33)	85	(285)
Total interest and other expense, net	(78)	(46)	(105)	(300)

Loss before provision for income taxes	(2,205)	(5,677)	(9,056)	(16,425)

Provision for income taxes	95	178	104	504

Net loss	$(2,300)	$(5,855)	$(9,160)	$(16,929)

Net loss per share:
Basic and diluted	$(0.05)	$(0.11)	$(0.18)	$(0.32)

Weighted-average number of shares of common stock outstanding:
Basic and diluted	50,205,913	52,633,054	50,102,803	52,502,955

(1) Stock-based compensation expense included above:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Technology and development	$234	$244	$445	$462
Sales and marketing	405	381	773	767
General and administrative	410	400	847	760
Total stock-based compensation expense	$1,049	$1,025	$2,065	$1,989

(2) Reflects expense incurred based on the Company’s re-measurement, at June 30, 2017 and June 30, 2016, of the estimated fair value of earn-out payments that have become or may become due in connection with the acquisition of The Video Network Pty Ltd, an Australian proprietary limited company (“TVN”), and which are not conditioned on continued employment with the Company.

Tremor Video, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2017	2016

Cash flows from operating activities:
Net loss	$(9,160)	$(16,929)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	4,706	4,564
Loss from sublease	—	341
Bad debt expense (recovery)	325	(61)
Stock-based compensation expense	2,065	1,989
Compensation expense related to acquisition contingent consideration	1,810	2,142
Mark-to-market expense	148	1,089
Loss on disposal of property and equipment	—	23
Deferred tax benefit	40	—
Net changes in operating assets and liabilities:
Decrease in accounts receivable	4,742	14,964
Decrease (increase) in prepaid expenses and other assets	161	(176)
Decrease (increase) in restricted cash	770	(170)
Decrease in accounts payable and accrued expenses	(8,884)	(15,032)
Decrease in other current liabilities	(79)	—
Decrease in deferred rent	(315)	(26)
Increase (decrease) in deferred revenue	90	(47)
Net cash used in operating activities	(3,581)	(7,329)

Cash flows from investing activities:
Purchase of property and equipment	(907)	(2,323)
Net cash used in investing activities	(907)	(2,323)

Cash flows from financing activities:
Proceeds from common stock issuance	255	245
Proceeds from the exercise of stock options awards	62	153
Principal portion of capital lease payments	(187)	—
Treasury stock - repurchase of stock	(2,406)	(332)
Tax withholdings related to net share settlements of restricted stock units	(709)	(252)
Net cash used in financing activities	(2,985)	(186)

Net decrease in cash and cash equivalents	(7,473)	(9,838)

Effect of exchange rate changes in cash and cash equivalents	466	(72)

Cash and cash equivalents at beginning of period	43,160	59,887
Cash and cash equivalents at end of period	$36,153	$49,977

Exhibit B

Tremor Video, Inc.

Reconciliation of Total Spend to Revenue

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Total Spend	$78,553	$54,669	$139,445	$105,898
SSP inventory costs(1)	29,686	17,562	49,178	34,226
Revenue	$48,867	$37,107	$90,267	$71,672

(1) We record revenue from our buyer platform on a gross basis, including costs of inventory.  Accordingly, for revenue generated from our buyer platform, total spend is equivalent to revenue.  We record revenue from our seller platform, the Tremor Video SSP, net of inventory costs. Total spend through the Tremor Video SSP is equal to the revenue generated from the Tremor Video SSP plus associated costs of inventory.

Tremor Video, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Net loss	$(2,300)	$(5,855)	$(9,160)	$(16,929)
Adjustments:
Depreciation and amortization expense	2,357	2,325	4,706	4,564
Stock-based compensation expense	1,049	1,025	2,065	1,989
Executive severance, retention and recruiting costs(1)	362	67	432	172
Acquisition-related costs(2)	985	929	1,810	2,148
Litigation expenses	—	—	—	181
Provision for income taxes	95	178	104	504
Mark-to-market expense(3)	93	45	148	1,089
Interest and other (income) expense, net	78	46	105	300
Other adjustments(4)	—	—	109	520
Other professional fees	300	—	300	—
Total net adjustments	5,319	4,615	9,779	11,467
Adjusted EBITDA	$3,019	$(1,240)	$619	$(5,462)

(1) Reflects severance costs related to the termination of certain executives, the accrual of compensation expense in connection with retention bonuses that may become payable to certain executives and executive recruitment costs.

(2) Reflects acquisition-related costs incurred in connection with our acquisition of TVN.  Includes compensation-related expenses related to contingent consideration payments that may become due to certain TVN sellers that are subject to continued employment of $985 and $924 for the three months ended June 30, 2017 and 2016 respectively and $1,810 and $2,130 for the six months ended June 30, 2017 and June 30, 2016, respectively

(3) Reflects expense incurred based on the Company’s re-measurement, at June 30, 2017 and June 30, 2016, of the estimated fair value of earn-out payments that have become or may become due in connection with the acquisition of TVN and which are not conditioned on continued employment with the Company.

(4) Reflects amounts accrued in connection with a one-time change in the Company’s employee vacation policy.

Exhibit C

Tremor Video, Inc.

Consolidated Quarterly Statement of Operations

(in thousands)

(unaudited)

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017

Revenue	$34,565	$37,107	$41,281	$53,808	$41,400	$48,867

Inventory costs	16,368	17,922	19,198	25,476	16,088	18,449
Other cost of revenue	1,979	1,985	3,500	4,060	5,935	5,992
Total cost of revenue	18,347	19,907	22,698	29,536	22,023	24,441

Gross Profit	16,218	17,200	18,583	24,272	19,377	24,426

Total operating expenses	26,712	22,831	22,311	24,998	26,201	26,553

Loss from operations	(10,494)	(5,631)	(3,728)	(726)	(6,824)	(2,127)

Total interest and other (expense) income, net	(254)	(46)	68	(20)	(27)	(78)

Loss before provision for income taxes	(10,748)	(5,677)	(3,660)	(746)	(6,851)	(2,205)

Provision for income taxes	326	178	(43)	(345)	9	95

Net loss	$(11,074)	$(5,855)	$(3,617)	$(401)	$(6,860)	$(2,300)